Exhibit 99.1

Sidus Space Appoints Hassan R. Baqar to Board of Directors

Former Public-Company CFO Brings More Than 25 Years of Financial Reporting, Capital Markets and M&A Experience; Joins Audit Committee

CAPE CANAVERAL, Fla. — October 29, 2026 — Sidus Space, Inc. (NASDAQ: SIDU) (“Sidus” or the “Company”), a vertically integrated space and defense technology company, today announced the appointment of Hassan R. Baqar to its Board of Directors, effective October 28, 2026. Mr. Baqar will serve on the Board’s Audit Committee, bringing his public company CFO and accounting experience to the oversight of the Company’s financial reporting and internal controls.

“Hassan has spent his career on the issuer’s side of public company finance, both as a CFO responsible for reporting and as a director overseeing it,” said Carol Craig, Founder, Chief Executive Officer and Chairman of Sidus Space. “We believe his experience, together with Larry Swets’ leadership as Audit Committee Chair, gives the Board strong financial oversight as the Company grows.”

Mr. Baqar brings more than 25 years of experience in financial services, corporate development, mergers and acquisitions, merchant banking and capital markets. He has served as chief financial officer, officer, or director of public and private companies in the United States, Canada, and the Cayman Islands, with experience in SEC and Canadian securities reporting, capital raises, and mergers & acquisitions. He has also served as chief financial officer or director of nine special purpose acquisition companies, including consummation of business combinations with OppFi, Hagerty, Limbach Holdings, Saltire Capital, Boxabl and Greenland Energy.

“The Audit Committee’s job is to make sure investors can rely on what the Company reports, and that the controls behind those numbers keep pace as the business grows,” said Mr. Baqar. “I look forward to working with Larry, Carol, and the rest of the Board to support that work.”

Mr. Baqar currently serves as Founder and Managing Member of Sequoia Financial LLC, Chief Executive Officer of B-SCADA Inc., Chief Financial Officer of FG Imperii Acquisition Corp. (NASDAQ: FGII), Director of Greenland Energy Company (NASDAQ: GLND), and Director of Capital Markets at Saltire Capital Ltd. (TSX: SLT). He previously served as Chief Financial Officer of Saltire Capital from 2024 to 2025, FG Financial Group (now FG Communities Holdings Inc.) from 2021 to 2024, and United Insurance Holdings Corp. from 2011 to 2012, and as Vice President, Finance at Kingsway Financial Services Inc. from 2010 to 2019.

Mr. Baqar began his career at Lumbermens Mutual Casualty Company (Kemper Insurance). He holds a Certified Public Accountant certification and holds an MBA from Northeastern Illinois University and a B.A. in Accounting and Business Administration from Monmouth College.

About Sidus Space

Sidus Space®, Inc. (NASDAQ: SIDU) is a vertically integrated space and defense technology company delivering satellite manufacturing and technology integration across all orbits, including LEO, GEO and lunar; all domain digital mission computing solutions; mission planning and management operations; AI enabling products and services; and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable solutions, and the optimization of space systems and data collection performance. With demonstrated space heritage, including designing, manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial customers around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility with direct access to nearby launch facilities. For more information, visit: sidusspace.com

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2025, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

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investor-relations@sidusspace.com

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